                                                                                                            Exhibit 99.1

Investor Contact:       Alex Lewis
    877-784-7167

Media Contact:         Debbie Atkins                                                NEWS RELEASE
    864-597-8361

DENNY’S REPORTS FIRST QUARTER 2007 SAME-STORE SALES

Spartanburg, S.C., April 10, 2007 - Denny’s Corporation (NASDAQ: DENN) today reported same-store sales for its company-owned Denny’s restaurants during the quarter ended March 28, 2007 compared with the related period in fiscal year 2006.

Sales:	1Q-2007	1Q-2006
Same-Store Sales	(1.8%)	4.6%
Guest Check Average	2.7%	8.0%
Guest Counts	(4.3%)	(3.1%)

Restaurant Counts:	3/28/07	12/27/06
Company-Owned	517	521
Franchised and Licensed	1,028	1,024
	1,545	1,545

Denny’s expects to release results for its first quarter ended March 28, 2007 after the markets close on Tuesday, May 1, 2007.

Denny’s is America’s largest full-service family restaurant chain, consisting of 517 company-owned units and 1,028 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s website at www.dennys.com.